                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN CONSENT STATEMENT

                           SCHEDULE 14A INFORMATION
              CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [_]
Filed by party other than the registrant [X]
Check the appropriate box:
  [_]Preliminary Consent Statement          [_]Confidential, for Use of the
  [_]Definitive Consent Statement              Commission Only (as permitted
  [_]Definitive Additional Materials           by Rule 14a-6(e)(2))
  [X]Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           H. F. AHMANSON & COMPANY
                 (NAME OF PERSON(S) FILING CONSENT STATEMENT,
                         IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
  [X]No fee required
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

[LETTERHEAD OF H.F. AHMANSON & COMPANY]


FOR IMMEDIATE RELEASE                         Contacts:
---------------------                            Media:  Mary Trigg
                                                         (818) 814-7922
                                              Investor:  Steve Swartz
                                                         (818) 814-7986

                       H.F. AHMANSON & COMPANY ENHANCES
                         GREAT WESTERN MERGER PROPOSAL

                - New Proposal Provides Clearly Superior Value
                       Over Washington Mutual Proposal -



     IRWINDALE, CA. March 17, 1997--H.F. Ahmanson & Company (NYSE:AHM) today announced that it has enhanced its proposal to merge with Great Western Financial Corporation (NYSE:GWF) in order to provide Great Western stockholders with clearly superior value over the Washington Mutual (NASDAQ:WAMU) proposal. Based on the closing market price for Washington Mutual shares and Ahmanson shares on March 14, 1997, the enhanced Ahmanson proposal provides a premium in excess of $400 million, or approximately $3 per share, over the value implied by the Washington Mutual proposal.

     The enhanced merger proposal establishes a floating ratio for Great Western common shares linked to the market price for Ahmanson common shares. Under the proposal, Great Western's stockholders would receive, tax-free, not less than
1.10 and not more than 1.20 common shares of Ahmanson for each common share of Great Western. On February 18, 1997, Ahmanson had announced a proposed exchange ratio of 1.05 Ahmanson common shares per Great Western common share.

     The enhanced merger proposal functions as follows:

 .    If Ahmanson common shares have a market price between $41.67 and $45.45 per share, Great Western stockholders would receive an amount of Ahmanson common shares with a value equal to $50 per Great Western common share.

 .    If Ahmanson common shares have a market price of $41.67 per share or less,
     Great Western stockholders would receive 1.20 Ahmanson common shares.

 .    If Ahmanson common shares have a market price of $45.45 or greater, Great
     Western stockholders would receive 1.10 Ahmanson common shares.

     The exchange ratio will be fixed in the range between 1.10 and 1.20 common shares of Ahmanson by dividing $50 by the average closing price of Ahmanson common stock during the 20 trading days preceding approval of the merger by the Office of Thrift Supervision or as otherwise agreed in connection with entering into a merger agreement with Great Western. Based on the closing price for Ahmanson's stock on March 14, 1997, the exchange ratio would have been 1.20 and would have produced a value of $48.30 per Great Western common share.

     Charles R. Rinehart, Chairman and Chief Executive Officer of Ahmanson, stated, "Our enhanced proposal offers the best value and the least risk for Great Western stockholders. In making this proposal, we are demonstrating in the most tangible way our conviction as to the extraordinary benefits of a merger between Ahmanson and Great Western.

     "After thoroughly examining information contained about Great Western in the Washington Mutual S-4, we are confident that we can responsibly assume an additional $100 million in merger benefits through our combination.

     "We believe that this is a proposal that Washington Mutual cannot match without increasing its own shareholders' dilution to what must be an unacceptable level. We call on the Great Western Board to act in the best interests of the company's stockholders by making available to us the non-public information it has provided to Washington Mutual, and by holding discussions with us on a definitive merger agreement immediately," Mr. Rinehart concluded.

     Following is a chart illustrating the value of the enhanced merger proposal at a range of prices for Ahmanson stock:

                            Exchange Ratio Example
                            ----------------------

 AHM                        GWF             Exchange
Price                   Share Value          Ratio
-----                   -----------         --------
$40.00                   $48.00              1.200x
$41.00                   $49.20              1.200
$41.67                   $50.00              1.200
$42.00                   $50.00              1.190
$43.00                   $50.00              1.163
$44.00                   $50.00              1.136
$45.00                   $50.00              1.111
$45.45                   $50.00              1.100
$46.00                   $50.60              1.100
$47.00                   $51.70              1.100
$48.00                   $52.80              1.100
$49.00                   $53.90              1.100
$50.00                   $55.00              1.100

     H.F. Ahmanson & Company, with assets of nearly $50 billion, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GREAT WESTERN FINANCIAL CORPORATION ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN. AHMANSON BELIEVES THAT THE INFORMATION REGARDING THE PROPOSED WASHINGTON MUTUAL/GREAT WESTERN MERGER IS SUBJECT TO SIMILAR QUALIFICATIONS AND UNCERTAINTIES. ALTHOUGH THIS PRESENTATION INCLUDES INFORMATION CONCERNING WASHINGTON MUTUAL AND GREAT WESTERN INSOFAR AS IT IS KNOWN OR REASONABLY AVAILABLE TO AHMANSON, AHMANSON DOES NOT HAVE ACCESS TO THE BOOKS AND RECORDS OF EITHER COMPANY. THEREFORE, INFORMATION CONCERNING GREAT WESTERN AND WASHINGTON MUTUAL THAT HAS NOT BEEN MADE PUBLIC IS NOT AVAILABLE TO AHMANSON. CONSEQUENTLY, WITH RESPECT TO WASHINGTON MUTUAL, GREAT WESTERN AND THEIR PROPOSED MERGER, AHMANSON HAS RELIED ENTIRELY ON PUBLICLY AVAILABLE INFORMATION WITHOUT INDEPENDENT VERIFICATION. MOREOVER, AHMANSON NOTES THAT THE NEED TO RELY SOLELY ON SUCH PUBLICLY AVAILABLE INFORMATION MAY AFFECT THE JUDGMENTS UNDERLYING AN EVALUATION OF THE FINANCIAL AND OTHER PROJECTED INFORMATION DISCUSSED HEREIN.

             SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
                 COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
              ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
           AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
             AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
                CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                                OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of March 14, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of March 14, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by an affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 12, 1997, CSFB held a net short position of 203,476 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                                                              OF AMERICA]

                              H.F. AHMANSON & CO.

                          ENHANCED MERGER PROPOSAL FOR
                            GREAT WESTERN FINANCIAL

                                 MARCH 17, 1997

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                        CAUTIONARY STATEMENT                  OF AMERICA]
================================================================================
THIS PRESENTATION AND THE ACCOMPANYING SLIDES CONTAIN CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME;
(2)REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED;
(3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY;
(4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GREAT WESTERN FINANCIAL CORPORATION ARE GREATER THAN EXPECTED;
(5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS;
(6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR
(7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, ("COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN. AHMANSON BELIEVES THAT THE INFORMATION REGARDING THE PROPOSED WASHINGTON MUTUAL/GREAT WESTERN MERGER IS SUBJECT TO SIMILAR QUALIFICATIONS AND UNCERTAINTIES. ALTHOUGH THIS PRESENTATION INCLUDES INFORMATION CONCERNING WASHINGTON MUTUAL AND GREAT WESTERN INSOFAR AS IT IS KNOWN OR REASONABLY AVAILABLE TO AHMANSON, AHMANSON DOES NOT HAVE ACCESS TO THE BOOKS AND RECORDS OF EITHER COMPANY. THEREFORE, INFORMATION CONCERNING GREAT WESTERN AND WASHINGTON MUTUAL THAT HAS NOT BEEN MADE PUBLIC IS NOT AVAILABLE TO AHMANSON. CONSEQUENTLY, WITH RESPECT TO WASHINGTON MUTUAL, GREAT WESTERN AND THEIR PROPOSED MERGER, AHMANSON HAS RELIED ENTIRELY ON PUBLICLY AVAILABLE INFORMATION WITHOUT INDEPENDENT VERIFICATION. MOREOVER, AHMANSON NOTES THAT THE NEED TO RELY SOLELY ON SUCH PUBLICLY AVAILABLE INFORMATION MAY AFFECT THE JUDGMENTS UNDERLYING AN EVALUATION OF THE FINANCIAL AND OTHER PROJECTED INFORMATION DISCUSSED HEREIN.
                                                                               2

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                     FEATURES OF PROPOSED OFFER               OF AMERICA]
================================================================================

Exchange Ratio:   . 1.20x when AHM stock price is below $41.67

                  . Floating to provide value of $50.00 to GWF stockholders when
                    AHM is between $41.67 and $45.45

                  . Exchange ratio of 1.10x when AHM is greater than $45.45

Determination of  . The exchange ratio will be fixed based on the average AHM
Final Exchange      stock price for the 20 trading days prior to receipt of
Ratio:              OTS approval or through whatever mechanism is agreed upon
                    in a definitive agreement with GWF

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                      EXCHANGE RATIO ANALYSIS                 OF AMERICA]
================================================================================

                              [GRAPH APPEARS HERE]

        AHM                       GWF                         EXCHANGE
    STOCK PRICE               SHARE VALUE                      RATIO
   =============         =====================          ===================
      $40.00                    $48.00                         1.200x
       41.00                     49.20                         1.200
       41.67                     50.00                         1.200
       42.00                     50.00                         1.190
       43.00                     50.00                         1.163
       44.00                     50.00                         1.136
       45.00                     50.00                         1.111
       45.45                     50.00                         1.100
       46.00                     50.60                         1.100
       47.00                     51.70                         1.100
       48.00                     52.80                         1.100
       49.00                     53.90                         1.100
       50.00                     55.00                         1.100

Current Value of AHM Offer:  $48.30
Current Value of WAMU Offer: $45.34

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                   ASSUMPTIONS FOR                     HOME SAVINGS
& CO.]                     REVISED FINANCIAL RESULTS                OF AMERICA]
================================================================================
 .  Revised AHM and GWF standalone earnings estimates
 .  Cost savings increased by $50 million to $454 million
   .  GWF G&A base larger than original analysis
 .  Revenue enhancements of $50 million assumed
   .  Net interest income from consumer lending and business banking
   .  Fee income from retail deposits, cash management and investment sales
 .  Credit reserve decreased by $50 million to $100 million based on WAMU due diligence and Great Western concurrence
 . Restructuring reserve conservatively increased to $454 million (100% of cost saves)

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                    IMPACT ON AHM SHAREHOLDERS                OF AMERICA]
================================================================================

                       Base Case /(1)/         Updated Case /(1)//(2)/
                    =====================     ========================
   AHM Stock Price   $45.50     $40.25            $45.50     $40.25
   Exchange Ratio     1.10x      1.20x             1.10x      1.20x

   Reported EPS
     1998E            $3.08      $2.97             $3.26      $3.13
     1999E             3.88       3.71              4.14       3.97

   Cash EPS
     1998E            $4.04      $3.83             $4.21      $3.99
     1999E             4.92       4.67              5.19       4.92

(1) Both cases adjusted. AHM and GWF standalone earnings models revised to reflect current street estimates and information provided in WAMU presentation and GWF 10-K. In addition, a $195 million pre-tax "break up" fee has been added in addition to a $50 million reduction in the credit reserve.

(2) Adjusted to reflect impact of $100 million in additional pre-tax synergies by 1999 and higher restructuring reserve

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]               IMPACT ON ACCRETION / (DILUTION) /(1)/         OF AMERICA]
================================================================================

                                                  % Accretion (Dilution)
                           ================      ========================
                               Exchange
                                Ratio               1998          1999
                           ================      ========================

   Reported EPS
       AHM =  $40.25             1.20x              (11)%           3%
       AHM =  $43.50             1.15                (9)            4
       AHM =  $45.50             1.10                (7)            7

   Cash EPS
       AHM =  $40.25             1.20x                9%           22%
       AHM =  $43.50             1.15                12            25
       AHM =  $45.50             1.10                15            29

   (1) Based on Updated Case

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                         AHM OFFER LOW RISK                   OF AMERICA]
================================================================================
AHM OFFER REMAINS PREDICATED ON A SIMPLE, PROVEN FORMULA:


  SIGNIFICANT COST SAVINGS

  [INSIDE GRAPHIC ARROW]
                                      ENHANCED SHAREHOLDER VALUE:
                            =
          +                           1. SIGNIFICANT ACCRETION
                                      2. ACCELERATED EPS GROWTH

  ACCELERATED STOCK REPURCHASE

  [INSIDE GRAPHIC ARROW]

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                     AHM OFFER CLEARLY SUPERIOR               OF AMERICA]
================================================================================
IN ADDITION TO PROVIDING A $2.97 PER SHARE OR GREATER THAN $400 MILLION PREMIUM, AHM'S OFFER IS CLEARLY SUPERIOR IN ALL OTHER IMPORTANT RESPECTS:

                   AHM Offer /(1)/                  WAMU Offer
                 ===================  =========================================
                      AHM       AHM     Original       Revised     Reasonable
 Cash Basis        $45.50    $40.25    Projections   Projections   Assumptions
                 ========= =========  ============= ============= =============
 Pro Forma EPS
   1998E            $4.21     $3.99      $4.81          $4.81        $4.42
   1999E             5.19      4.92       5.71           5.89         5.13

 Exchange Ratio     1.10x     1.20x       0.90x          0.90x        0.90x

 ==============================================================================
 Pro Forma Cash EPS per GWF Shareholder
   1998E           $4.63     $4.79       $4.32          $4.32        $3.97
   1999E            5.71      5.90        5.14           5.30         4.62
 ==============================================================================

 (1) Based on revised "Updated Case".

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                    CONSENT SOLICITATION PROCESS              OF AMERICA]
================================================================================
We have a singular opportunity to demonstrate stockholder support of the AHM offer over the course of the next two weeks:

 . Consent solicitation process provides opportunity for an early referendum on our offer

 .  Process already under way and to be completed by the end of March

 . Receipt of strong stockholder support for AHM consents should convince the GWF Board of the need to fulfill its fiduciary obligations

 .  Existing WAMU contract allows GWF to enter into negotiations with AHM

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                                                              OF AMERICA]
================================================================================
  SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK HELD BY H.F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
     AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON AND CERTAIN
        OTHER PERSONS WHO MAY SOLICIT PROXIES OR CONSENTS, AND CERTAIN
                   TRANSACTIONS BETWEEN ANY OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A.
Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and
John E. Merow.

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                                                              OF AMERICA]
================================================================================
     As of March 14, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

     Other than set forth herein, as of March 14, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

     Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 12, 1997, CSFB held a net short position of 203,476 shares of GWF common stock and Montgomery held no shares of GWF common stock.

     Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                                                              OF AMERICA]
================================================================================


                                    APPENDIX

[LOGO OF                                                            [LOGO OF
H.F. AHMANSON                                                       HOME SAVINGS
& CO.]                       EXCHANGE RATIO EXAMPLE                 OF AMERICA]
================================================================================

        AHM                       GWF                         EXCHANGE
       PRICE                  SHARE VALUE                      RATIO
   =============         =====================          ===================
      $40.00                    $48.00                         1.200x
       41.00                     49.20                         1.200
       41.67                     50.00                         1.200
       42.00                     50.00                         1.190
       43.00                     50.00                         1.163
       44.00                     50.00                         1.136
       45.00                     50.00                         1.111
       45.45                     50.00                         1.100
       46.00                     50.60                         1.100
       47.00                     51.70                         1.100
       48.00                     52.80                         1.100
       49.00                     53.90                         1.100
       50.00                     55.00                         1.100